UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 31, 2010

LaBARGE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-05761	73-0574586
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Clayton Road, St. Louis, Missouri 63124
(Address of principal executive offices)		(Zip Code)

(314) 997-0800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act.

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

                On August 31, 2010, LaBarge, Inc. (the “Registrant”), LaBarge Electronics, Inc., and LaBarge Acquisition Company, Inc., wholly-owned subsidiaries of the Registrant, entered into the Second Amendment to Loan Agreement by and among the Registrant, LaBarge Electronics, Inc., and LaBarge Acquisition Company, Inc., as borrowers, U.S. Bank National Association and Wells Fargo Bank, National Association as lenders, and U.S. Bank National Association as agent for the lenders (the “Second Amendment”).  This Second Amendment modifies the requirements and guidelines of any letters of credit that may be extended to the Registrant pursuant to the terms of the Loan Agreement, as amended.

               A copy of the Second Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing summary of the terms of such amendment is qualified in its entirety by reference to Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance
Sheet Arrangement of a Registrant.

               On August 31, 2010, the Registrant, LaBarge Electronics, Inc., and LaBarge Acquisition Company, Inc. entered into the Second Amendment. The terms of the Second Amendment are described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1

Second Amendment to Loan Agreement dated as of August 31, 2010, by and among LaBarge, Inc., LaBarge Electronics, Inc. and LaBarge Acquisition Company, Inc., as borrowers, U.S. Bank National Association and Wells Fargo Bank, National Association as lenders, and U.S. Bank National Association as agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2010

LaBARGE, INC.

By: /s/Donald H. Nonnenkamp
Name: Title:	Donald H. Nonnenkamp Vice President, Chief Financial Officer and Secretary